UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

FNCB Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.05	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2018, the Board of Directors of FNCB Bancorp, Inc. (the “Company”) and FNCB Bank, the Company’s wholly-owned subsidiary (the “Bank”) (collectively “FNCB”) approved an amendment to the FNCB Bylaws adding a new category of director. The new category, added under Article 2, Section 2.08 of the Company Bylaws and Article 2, Section 11 of the Bank Bylaws, shall be Director Emeritus.

The amendment to the FNCB Bylaws provides for and describes a Director Emeritus as follows:

The Board of Directors may appoint a person who previously held the position of Director of FNCB to be a Director Emeritus. This appointment is made in recognition of many years of distinguished service to FNCB. The appointment and compensation, if any, of a Director Emeritus shall occur at the Boards‘ annual reorganization meetings. Any Director who has served at least five (5) years on the Board of Directors for FNCB immediately prior to his or her retirement or resignation shall be qualified to serve as a Director Emeritus.

The appointment of Director Emeritus shall be for a period of one (1) year, not subject to any term limitation.

Any person appointed as a Director Emeritus shall continue to provide advice and counsel to the Boards of FNCB and shall be entitled to receive notice of and attend meetings of the FNCB Boards.

A Director Emeritus is not obligated to attend Board and Committee meetings. A Director Emeritus shall not, in fact, be a Director, shall not be counted in determining the quorum of the Boards and shall not have any of the duties or liabilities of a Director under the law, including, but not limited to, the ability to cast votes for matters considered by the FNCB Boards.

 Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: December 26, 2018